Second Quarter Earnings Call Supplemental Information August 6, 2025

Enhabit Home Health & Hospice 2 Disclaimer Forward looking statements This presentation contains historical information, as well as forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that involve known and unknown risks and relate to, among other things, future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, our future financial performance, our projected business results, or our projected capital expenditures. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, the reader can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Any forward-looking statement speaks only as of the date of this presentation, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties, many of which are beyond our control. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, our ability to execute on our strategic plans; regulatory and other developments impacting the markets for our services; changes in reimbursement rates; general economic conditions; changes in the episodic versus non-episodic mix of our payers, the case mix of our patients, and payment methodologies; our ability to attract and retain key management personnel and healthcare professionals; potential disruptions or breaches of our or our vendors’, payers’, and other contract counterparties’ information systems; the outcome of litigation; quality performance and ratings; our ability to successfully complete and integrate de novo locations, acquisitions, investments, and joint ventures; our ability to successfully integrate technology in our operations; and our ability to control costs, particularly labor and employee benefit costs. Additional information regarding risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this presentation are described in reports filed with the SEC, including our annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which are available on the Company's website at http://investors.ehab.com. Note regarding presentation of non-GAAP financial measures This presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Exchange Act, including Adjusted EBITDA, Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Adjusted earnings per share, and Adjusted free cash flow. For 2025, the Company has modified its methodology of calculating Adjusted free cash flow to exclude the impact of unusual or nonrecurring items on cash income taxes and changes in working capital. The change was made to conform to the Adjusted free cash flow measure with the current definition used by management and the Board of Directors to manage cash flow and evaluate performance. Prior periods presented herein have been recast to conform with the new methodology. The Company believes the non-GAAP financial measures are useful to investors because they facilitate evaluation of core business operating results over multiple periods unaffected by differences in unusual or nonrecurring items. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are presented at the end of this presentation. Our Form 8-K, filed with the SEC as of the date of this presentation, provides further explanation and disclosure regarding Enhabit’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Additionally, our Form 10-Q for the three months ended June 30, 2025, provides further information regarding "unusual or nonrecurring items that are not typical of ongoing operations," a reconciliation item in our Adjusted EBITDA calculation. Note regarding presentation of same-store comparisons The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on home health and hospice locations open throughout both the full current period and the immediately prior period presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.

Contents Overview 4 2025 Priorities for Success 5 Quarterly Results at a Glance 6 Consolidated Results 7 Clinical Expertise and High-Quality Outcomes 8 Home Health Segment KPI Performance 9-10 Hospice Segment KPI Performance 11-12 Consolidated Adjusted EBITDA 13 Debt and Liquidity Metrics 14 Guidance 15 Adjusted Free Cash Flow Assumptions and Uses of Free Cash Flow 16 Appendix A: Supplemental Financial and Operational Metrics 17-26 Appendix B: Reconciliations to GAAP 27-33

Enhabit Home Health & Hospice 4 Overview 108 Hospice locations co-located with Home Health locations(1) Home Health Locations Hospice Locations Home Health & Hospice State Home Health Only State (1) As of June 30, 2025 - due to scale, not all locations can be represented by locational markers 114 Hospice locations(1) 249 Home Health locations(1) We are a leading provider of home health and hospice services that strives to provide superior, cost-effective care where patients prefer it: in their homes For over 25 years, we've provided care with high-quality outcomes becoming a trusted partner of health systems, payers and other risk-bearing entities We operate nationally across 34 states with approximately 10,600 employees We foster an award-winning culture that is a strategic advantage in attracting and retaining talent and a main contributor to our continued success 4 Home Health (1) and Hospice (3) de novo locations opened in 2025 Hospice Only State

Enhabit Home Health & Hospice 5 2025 Priorities for Success • Home health momentum delivered 2nd quarter of sequential growth in net service revenue and Adjusted EBITDA, while continuing to stabilize Medicare ADC. • Hospice consistent growth with 6th straight quarter of sequential ADC growth; double digit growth to prior year. • Home health successfully re- negotiated a national payer agreement resulting in a low double digit % rate increase. • De novo growth with 3 new de novo sites in Q2, bringing year to date total to 4 and on track to deliver goal of 10 in 2025. • Consistent de-levering with 5th straight quarter of debt prepayments, totaling $45M since Q1 '24, lowering interest expense by $3.2M over the same period. • Home health census ◦ Payer mix • Hospice average daily census • Open de novo locations in strategic markets • Optimize de novo locations opened in 2023 and 2024 • Continue de- leveraging the balance sheet • G&A expense management • Home health and Hospice cost per patient day • Home health revenue per patient day • Value-based performance • Patient and family experience • Home health hospital readmission rates • Hospice visits in the last days of life • Engagement • Retention • Business development direct selling headcount • Leadership development Strategy Execution Q2 2025 Highlights Growth Financial Health Quality People Reconciliations to GAAP provided in Appendix B

Enhabit Home Health & Hospice 6 Improved financial performance • Net income attributable to Enhabit, Inc. of $5.2 million. • Net service revenue grew 2.1% year over year and 2.4% sequentially to $266.1 million. • Adjusted EBITDA grew 6.7% year over year and 1.2% sequentially to $26.9 million. • Reduced bank debt by $10.0 million in Q2; bank debt lower $70.0 million from Q1 2024. Reconciliations to GAAP provided in Appendix B Quarterly Results at a Glance Non-Medicare admissions increased 5.2% • Total admissions growth of 1.3% year over year, 2.0% when normalized for branches closed in 2025. • Total ADC growth of 0.5% year over year and sequential growth of 2.1%. • Net service revenue grew 2.6% sequentially to $205.9 million. • Cost per patient day remained flat year over year with staffing optimization offsetting market inflation. Average daily census grew 12.3% year over year • ADC has increased sequentially every quarter since Q1 2024. • Admissions increased 8.7% year over year, 10.0% when normalized for branches closed in 2025. • Adjusted EBITDA increased 53.8% year over year. • Cost per patient day increased 1.0% year over year. Home Health Hospice Consolidated

Consolidated Results

($ in millions, except per share data)	Q2 2025		Q2 2024		'25 vs. '24
Home health net service revenue		$205.9		$210.2	(2.0)%
Hospice net service revenue		60.2		50.4	19.4%
Total net service revenue		**$266.1**		**$260.6**	**2.1 %**
	% of revenue		*% of revenue*		
Cost of service	50.9%	$135.5	50.6%	$131.8	2.8%
Gross margin	49.1%	130.6	49.4%	128.8	1.4%
General and administrative expenses	38.8%	103.2	39.5%	103.0	0.2%
Total operating expenses	89.7%	$238.7	90.1%	$234.8	1.7%
Net income attributable to noncontrolling interests		0.5		0.6	
Adjusted EBITDA(1)		**$26.9**		**$25.2**	**6.7%**
Adjusted EBITDA margin(1)		***10.1%***		***9.7%***	
Net income (loss) attributable to Enhabit, Inc.		**$5.2**		**$(0.2)**	**2,700.0%**
Reported diluted EPS		**$0.10**		**$—**	**N/A**
Adjusted diluted EPS(1)		**$0.13**		**$0.07**	**85.7%**
General and administrative expenses in the above table exclude:					
Stock-based compensation expense		$3.6		$2.2	
Unusual or nonrecurring items that are not typical of ongoing operations(2)		$1.4		$4.8	

(1) See Appendix B for reconciliation of GAAP to Non-GAAP measures.

(2) Unusual or nonrecurring items in the three months ended June 30, 2025 include costs associated with restructuring activities and severance, nonroutine litigation, and third-party legal and advisory fees related to shareholder and non-shareholder matters; in the three months ended June 30, 2024, they include costs associated with shareholder activism, the strategic review process and nonroutine litigation.

Enhabit Home Health & Hospice 7

Clinical Expertise and High-Quality Outcomes

Standardized Protocols

Disciplined Use of Technology

Motivated Clinicians

Superior Performance

	Enhabit	National Average	% Better Than Average	
QoPC Star Rating[1]	3.1	3.0	3.3%	67% of our home health agencies are 3 Stars or higher; 21% are 4 Stars or higher[1]
HHCAHPS Star Rating[2]	4.0	3.7	8.1%	99% of our home health agencies are 3 Stars or higher; 80% are 4 Stars or higher[2]
30-Day Hospital Readmission Rate[3]	14.1%	18.0%	21.7%	% of patients readmitted to an acute care hospital within 30 days of start of care or resumption of care
Patient Visits in Last Days of Life[4]	67.1%	47.4%	41.6%	% of patients who received in person visits from RN or medical social worker on at least two out of the final three days of the patient's life

(1) Quality of Patient Care (QoPC) Star Ratings as of July 16, 2025 with claims data January 1, 2021 through December 31, 2023 and oasis-based data October 1, 2023 through September 30, 2024
(2) Home Health Care Consumer Assessment of Healthcare Providers (HHCAHPS) Patient Survey Star Ratings as of July 16, 2025 for dates of service January 1 to December 31, 2024
(3) Research Institute for Home Care 2024 Chartbook (data from Medicare Standard Analytics Files for CY 2023), Enhabit data is as of Q2 2025
(4) Medicare fee for service claims data from January 1, 2022 to December 31, 2023 (source Medicare Provider Data catalog - February 2025)

Enhabit Home Health & Hospice 8

Enhabit Home Health & Hospice 9 Home Health Q2 Revenue KPI Performance Growth combined with continued focus on healthy payer mix as Payer Innovation strategy continues to set the stage to both stabilize absolute Medicare volume decline and grow Payer Innovation volumes. Successful execution on strategy to stem Medicare ADC rate of decline by more than half with Medicare ADC lower by 3.4% in the quarter vs. prior year; compared to a 14.1% decline in the corresponding 2024 period. Home health net service revenue increased 2.6% sequentially, while decreasing $(4.3) million, or (2.0)%, year over year. Highest revenue since Q3 of 2024 and sequential growth that sets the stage for incremental growth to prior year in 2H 2025. Q2 home health sequential revenue drivers: • Volume: increase in average daily census of 2.1% sequentially. • Calendar days: one additional calendar day 1.1% sequentially. • Unit revenue: decrease in revenue per patient day of (0.7)% sequentially. ADC growth to prior year of 0.5% on admissions growth of 1.3% partially offset by lower recertification volumes. Total ADC sequential improvement of 2.1% reflects the second straight quarter of sequential growth with recertification volumes improving 5.3%.

Home Health Q2 Profitability KPI Performance


Cost Metric KPI:
Cost Per Patient Day
Actual $
-
(-%)
+0.1
(+0.4%)
$28.0
$27.9
$28.0
Prior Year (Q2 '24)
Prior Qtr (Q1 '25)
(Q2 '25)

Cost per patient day flat to prior year with improved clinical staff productivity on improved volumes offsetting market inflation related impacts.


Gross Margin (Yield) KPI:
Gross Margin % of Revenue
-1.2
-0.6
49.1%
48.5%
47.9%
Prior Year (Q2 '24)
Prior Qtr (Q1 '25)
(Q2 '25)

Gross margin of 47.9% lower sequentially and year over year primarily on lower unit revenues.

Q2 home health sequential gross margin drivers:

- **Unit Revenue: lower sequentially (0.7)%** on lower Medicare volumes partially offset by other Payer Innovation contract growth.
- **Unit Cost: increased sequentially 0.4%.**


Home Health Profit KPI:
Adjusted EBITDA $ and %
$ in millions
-4.9
(-11.1%)
+1.0
(+2.6%)
$44.2
$38.3
$39.3
Prior Year (Q2 '24)
Prior Qtr (Q1 '25)
(Q2 '25)
% of Revenue
-1.9
-
21.0%
19.1%
19.1%
Prior Year (Q2 '24)
Prior Qtr (Q1 '25)
(Q2 '25)

Q2 home health Adjusted EBITDA of $39.3 million improved $1.0 million, or 2.6%, sequentially.

Sequential Adjusted EBITDA variance drivers:

- **Volume improved Adjusted EBITDA $3.1 million** on higher average daily census and one additional calendar day in the quarter.
- **Rate/Yield decreased Adjusted EBITDA $(1.5) million** with gross margin as a % of revenue lower 60 bps on improved cost per patient day offset by lower unit revenue.
- **Sales and Ops back-office G&A costs decreased Adjusted EBITDA $(0.6) million** primarily on increased sales-related costs to support volume growth.

Enhabit Home Health & Hospice

Reconciliations to GAAP provided in Appendix B

10

Enhabit Home Health & Hospice 11 Hospice Q2 Revenue KPI Performance Revenue per patient day improved 6.3% year over year and decreased (3.2)% sequentially primarily related to cap liability benefit in Q1. Continued strong growth momentum in the quarter with ADC increasing 3.7% sequentially and 12.3% to prior year. Admissions growth 8.7% year over year, with discharged average length of stay lower year over year. ADC growth every quarter since Q1 2024. Hospice net service revenue increased $9.8 million, or 19.4%, year over year and $0.9 million, or 1.5%, sequentially. Q2 hospice revenue drivers year over year: • Volume: increase in average daily census of 12.3% year over year. • Unit revenue: increase in revenue per patient day of 6.3% year over year.

Hospice Q2 Profitability KPI Performance


Cost Metric KPI:
Cost Per Patient Day
Actual $
+0.8
(+1.0%)
+0.5
(+0.6%)
$77.9
$78.2
$78.7
Prior Year (Q2 '24)
Prior Qtr (Q1 '25)
(Q2 '25)

Cost per patient day of $78.7 only up 1.0% year over year as improved clinical productivity offset market-related inflation impacts.


Gross Margin KPI:
Gross Margin % of Revenue
+2.4
-1.8
50.6%
54.8%
53.0%
Prior Year (Q2 '24)
Prior Qtr (Q1 '25)
(Q2 '25)

Gross margin of 53.0% increasing 240 bps year over year and lower (180) bps sequentially.

Q2 hospice year over year revenue drivers:

- **Unit Revenue: increased 6.3% year over year** primarily CMS rate increase and cap related benefits.
- **Unit Cost: increased 1.0% year over year** on merit / market increases offset by improved clinical productivity.


Hospice Profit KPI:
Adjusted EBITDA $ and %
$ in millions
+4.9
(+53.8%)
-1.0
(-6.7%)
$9.1
$15.0
$14.0
Prior Year (Q2 '24)
Prior Qtr (Q1 '25)
(Q2 '25)
% of Revenue
+5.2
-2.0
18.1%
25.3%
23.3%
Prior Year (Q2 '24)
Prior Qtr (Q1 '25)
(Q2 '25)

Hospice Adjusted EBITDA of $14.0 million increased **$4.9 million, or 53.8%, year over year** and lower $(1.0) million or (6.7)% sequentially.

Year over Year Adjusted EBITDA variance drivers:

- **Volume increased Adjusted EBITDA $3.5 million** on growth in ADC of 12.3%.
- **Rate/Yield increased Adjusted EBITDA $2.8 million** with higher unit revenue per patient day somewhat offset by higher unit costs.
- **Sales and Ops back-office G&A costs decreased Adjusted EBITDA $(1.4) million** to support growth.

Reconciliations to GAAP provided in Appendix B

Enhabit Home Health & Hospice
12

Enhabit Home Health & Hospice 13 Consolidated Adjusted EBITDA ($ in millions) Q2 2025 % of Consolidated Revenue Q2 2024 % of Consolidated Revenue Home health segment Adjusted EBITDA(1) $39.3 $44.2 Hospice segment Adjusted EBITDA(1) 14.0 9.1 Home office general and administrative expenses (26.4) 9.9% (28.1) 10.8% Consolidated Adjusted EBITDA(1) $26.9 $25.2 Home office general and administrative expenses in the above table exclude: Stock-based compensation $3.6 $2.2 Unusual or nonrecurring items that are not typical of ongoing operations(2) $1.4 $4.8 (1) See Appendix B for reconciliation of GAAP to Non-GAAP measures. (2) Unusual or nonrecurring items in the three months ended June 30, 2025 include costs associated with restructuring activities and severance, nonroutine litigation, and third-party legal and advisory fees related to shareholder and non- shareholder matters; in the three months ended June 30, 2024, they include costs associated with shareholder activism, the strategic review process and nonroutine litigation.

Enhabit Home Health & Hospice 14 Debt & Liquidity Metrics ($ in millions) June 30, 2025 December 31, 2024 $400 million term loan facility, due 2027(1)(2) $338.3 $348.0 Advances under revolving credit facility, due 2027(1) 135.0 160.0 Finance lease obligations 6.0 7.4 Total debt $479.3 $515.4 Less: Cash and cash equivalents 37.1 28.4 Net debt $442.2 $487.0 Net debt to Adjusted EBITDA(3) 4.3x 4.9x Trailing twelve-month Adjusted EBITDA(4) $103.1 $100.1 Available liquidity(5) $113.5 $79.8 (1) The Q2 2025 weighted average interest rate was 6.7% (SOFR + credit spread adjustment + 250 bps). (2) In October 2022, Enhabit entered into an interest rate swap to fix the rate on $200 million of its term loan. The swap fixes the SOFR component of the interest rate at 4.3%, and matures in October 2025. (3) Defined as the ratio of Net debt to Trailing twelve-month Adjusted EBITDA. (4) See Appendix B for reconciliation of GAAP to Non-GAAP measures. (5) Defined as of June 30, 2025 as our $220.0 million revolving credit facility, less $135.0 million in advances, less $8.6 million in standby letters of credit plus cash and cash equivalents of $37.1 million, and as of December 31, 2024 as our $220.0 million revolving credit facility, less $160.0 million in advances, less $8.6 million in standby letters of credit plus cash and cash equivalents of $28.4 million.

Enhabit Home Health & Hospice 15 2025 Guidance ($ in millions, except per share data) 2024 Actuals(1) 2025 Previous Guidance 2025 Updated Guidance Net service revenue $1,034.8 $1,050 to $1,080 $1,060 to $1,073 Adjusted EBITDA $100.1 $101 to $107 $104 to $108 Adjusted EPS $0.21 $0.41 to $0.51 $0.47 to $0.55 Guidance considerations Tax rate: approximately 24% Diluted share count: approximately 51.2 million shares Home health considerations Volume (ADC): increase of 2.0% to 3.0% Unit revenue (per patient day): decrease of (2.7)% to (2.3)% Cost per day: decrease of (1.0)% to (1.5)% Other: continued shift to more non-Medicare admissions Hospice considerations Volume (ADC): increase of 10.9% to 11.6% Unit revenue (per patient day): increase of 4.9% to 5.3% Cost per patient day: increase of 1.0% to 0.6% (1) See Appendix B for reconciliation of GAAP to Non-GAAP measures. Updated as of August 6, 2025

Enhabit Home Health & Hospice 16 Adjusted Free Cash Flow Assumptions ($ in millions) Certain cash flow items 2024 Full Year 2025 YTD 2025 Prior Assumptions 2025 Assumptions Adjusted EBITDA(1) $100.1 $53.5 $101 to $107 $104 to $108 Less: Cash interest expense(2) 42.7 17.4 $37 to $39 $32 to $33 Cash income tax payments, net(3)(4) 1.9 0.6 $7 to $8 $3 to $4 Working capital and other(4) (1.8) 5.5 $0 to $2 $12 to $15 Maintenance capital expenditures 3.8 2.2 $4 to $6 $4 to $5 Adjusted free cash flow $53.5 $27.8 $47 to $58 $47 to $57 (1) See Appendix B for reconciliation of GAAP to Non-GAAP measures. (2) Cash interest payments in 2025 are based on current interest rate forward curves. (3) Enhabit expects to become a cash taxpayer in 2025. (4) For 2025 and going forward, adjusted free cash flow will exclude the cash impact of unusual and nonrecurring items from both cash income tax payments (refunds), net, and working capital and other. The 2024 calculations have been conformed to the current methodology, which has an impact of $(1.9) million and less than $0.1 million for Q2 and the full year, respectively. ($ in millions) Growth in Core Business 2024 Full Year YTD 2025 2025 Assumptions De novos $1.2 $0.3 $2.5 to $3.0 Acquisitions $— $— TBD Debt repayments, net $40.0 $35.0 TBD Adjusted Free Cash Flow Uses and Use Assumptions

Enhabit Home Health & Hospice 17 Appendix A

Home Health Segment

($ in millions)	Q2 2025	Q2 2024	'25 vs. '24
Net service revenue:			
Medicare	$116.0	$121.7	(4.7)%
Non-Medicare	87.8	86.3	1.7%
Private duty[1]	2.1	2.2	(4.5)%
Home health net service revenue	**205.9**	**210.2**	**(2.0)%**
Cost of service	107.2	106.9	0.3 %
Gross margin	*47.9%*	*49.1%*	
General and administrative expenses	59.1	58.6	0.9 %
Net income attributable to noncontrolling interests	0.3	0.5	(40.0)%
Segment Adjusted EBITDA[2]	**$39.3**	**$44.2**	**(11.1)%**
% Segment Adj. EBITDA margin[2]	*19.1%*	*21.0%*	
Operational metrics *(actual amounts)*			
Medicare:			
Admissions	**23,138**	24,015	(3.7)%
Recertifications	**15,860**	16,639	(4.7)%
Completed episodes	**38,818**	41,620	(6.7)%
Average daily census	**19,931**	20,629	(3.4)%
Visits	**546,877**	597,742	(8.5)%
Visits per episode	**14.1**	14.4	(2.1)%
Revenue per episode	**$2,988**	$2,924	2.2%
Non-Medicare:			
Admissions	**31,774**	30,209	5.2%
Recertifications	**14,532**	14,587	(0.4)%
Average daily census	**22,191**	21,282	4.3%
Visits	**570,424**	581,326	(1.9)%
Total:			
Admissions	**54,912**	54,224	1.3%
Same-store total admissions growth			*1.3%*
Recertifications	**30,392**	31,226	(2.7)%
Same-store total recertifications growth			*(2.7)%*
Average daily census	**42,122**	41,911	0.5%
Visits	**1,117,301**	1,179,068	(5.2)%
Visits per episode	**13.7**	14.0	(2.1)%
Cost per visit	**$94.7**	$89.0	6.4%
Revenue per patient day	**$53.7**	$55.1	(2.5)%
Cost per patient day	**$28.0**	$28.0	—%

(1) Private duty represents long-term comprehensive hourly nursing medical care.
(2) See Appendix B for reconciliation of GAAP to Non-GAAP measures.

Enhabit Home Health & Hospice 18

Home Health Operational Metrics

(net service revenue $ in millions)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q1 2025	Q2 2025	YTD 2025
Medicare	$128.3	$121.7	$117.3	$117.3	$484.6	$114.2	$116.0	$230.2
Non-Medicare	82.6	86.3	81.5	80.8	331.2	84.4	87.8	172.2
Private duty[1]	2.3	2.2	2.2	2.3	9.0	2.0	2.1	4.1
Home health net service revenue	$213.2	$210.2	$201.0	$200.4	$824.8	$200.6	$205.9	$406.5
(actual amounts)								
Medicare:								
Admissions	25,944	24,015	23,422	23,121	96,502	24,044	23,138	47,182
Recertifications	17,652	16,639	16,101	16,300	66,692	15,734	15,860	31,594
Completed episodes	43,171	41,620	38,866	39,104	162,761	38,266	38,818	77,084
Average daily census	21,709	20,629	19,629	19,816	20,446	20,110	19,931	20,020
Visits	632,047	597,742	561,525	560,002	2,351,316	547,690	546,877	1,094,567
Visits per episode	14.6	14.4	14.4	14.3	14.4	14.3	14.1	14.2
Revenue per episode	$2,972	$2,924	$3,018	$3,000	$2,977	$2,984	$2,988	$2,986
Non-Medicare:								
Admissions	30,881	30,209	29,950	29,810	120,850	33,178	31,774	64,952
Recertifications	13,489	14,587	14,112	13,541	55,729	13,133	14,532	27,665
Average daily census	20,541	21,282	20,358	19,967	20,537	21,126	22,191	21,661
Visits	571,289	581,326	552,815	533,618	2,239,048	542,526	570,424	1,112,950
Total:								
Admissions	56,825	54,224	53,372	52,931	217,352	57,222	54,912	112,134
Recertifications	31,141	31,226	30,213	29,841	122,421	28,867	30,392	59,259
Average daily census	42,250	41,911	39,987	39,783	40,983	41,236	42,122	41,682
Visits	1,203,336	1,179,068	1,114,340	1,093,620	4,590,364	1,090,216	1,117,301	2,207,517
Visits per episode	14.9	14.0	14.1	13.9	14.2	13.9	13.7	13.8
Cost per visit	$90.0	$89.0	$94.0	$95.0	$93.0	$93.5	$94.7	$94.1
Revenue per patient day	$55.5	$55.1	$54.6	$54.8	$55.0	$54.1	$53.7	$53.9
Cost per patient day	$28.6	$28.0	$28.8	$28.8	$28.6	$27.9	$28.0	$27.9

(1) Private duty represents long-term comprehensive hourly nursing medical care.

Enhabit Home Health & Hospice

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Enhabit Home Health & Hospice 20 Hospice Segment ($ in millions) Q2 '25 vs. '242025 2024 Net service revenue $60.2 $50.4 19.4 % Cost of service 28.3 24.9 13.7 % Gross margin 53.0% 50.6 % General and administrative expenses 17.7 16.3 8.6 % Net income attributable to noncontrolling interests 0.2 0.1 100.0 % Segment Adjusted EBITDA(1) $14.0 $9.1 53.8% % Segment Adj. EBITDA margin(1) 23.3% 18.1 % Operational metrics (actual amounts) Total admissions 3,140 2,888 8.7 % Same-store total admissions growth 6.2 % Patient days 359,486 320,026 12.3 % Discharged average length of stay 103 108 (4.6) % Average daily census 3,950 3,517 12.3 % Revenue per patient day $167.5 $157.5 6.3 % Cost per patient day $78.7 $77.9 1.0% (1) See Appendix B for reconciliation of GAAP to Non-GAAP measures.

Enhabit Home Health & Hospice 21 Hospice Operational Metrics (net service revenue $ in millions) Q1 2024 Q2 2024 Q3 2024 Q4 2024 FY 2024 Q1 2025 Q2 2025 YTD 2025 Hospice net service revenue $49.2 $50.4 $52.6 $57.8 $210.0 $59.3 $60.2 $119.5 (actual amounts) Total admissions 3,032 2,888 3,046 3,059 12,025 3,274 3,140 6,414 Patient days 308,542 320,026 333,247 343,063 1,304,878 342,784 359,486 702,270 Discharged average length of stay 104 108 100 110 105 101 103 102 Average daily census 3,391 3,517 3,622 3,729 3,565 3,809 3,950 3,880 Revenue per patient day $159.6 $157.5 $157.7 $168.6 $160.9 $173.0 $167.5 $170.2 Cost per patient day $78.8 $77.9 $77.3 $80.4 $78.6 $78.2 $78.7 $78.5

Enhabit Home Health & Hospice 22 Consolidated Results – YTD 2025 Year-To-Date '25 vs. '24($ in millions, except per share data) 2025 2024 Home health net service revenue $406.5 $423.4 (4.0) % Hospice net service revenue 119.5 99.6 20.0 % Total net service revenue $526.0 $523.0 0.6% % of Revenue % of Revenue Cost of service 50.5% 265.7 50.9% 266.0 (0.1) % Gross margin 49.5% 260.3 49.1% 257.0 1.3 % General and administrative expenses 39.1% 205.7 39.2% 205.2 0.2 % Total operating expenses 89.6% 471.4 90.1% 471.2 — % Net income attributable to noncontrolling interests 1.1 1.3 Adjusted EBITDA(1) $53.5 $50.5 5.9 % Adjusted EBITDA margin(1) 10.2% 9.7 % Net income attributable to Enhabit, Inc. $23.0 $— N/A Reported diluted EPS $0.45 $— N/A Adjusted diluted EPS(1) $0.23 $0.14 64.3 % General and administrative expenses in the above table exclude: Gain on disposal of assets $— $(0.2) Stock-based compensation expense $7.6 $4.0 Unusual or nonrecurring items that are not typical of ongoing operations(2) $2.4 $8.5 (1) See Appendix B for reconciliation of GAAP to Non-GAAP measures. (2) Unusual or nonrecurring items in 2025 include costs associated with restructuring activities and severance, nonroutine litigation, and third-party legal and advisory fees related to shareholder and non-shareholder matters; in 2024, they include costs associated with shareholder activism, the strategic review process and nonroutine litigation.

Home Health Segment Results – YTD 2025

($ in millions)	Year-To-Date 2025	Year-To-Date 2024	'25 vs. '24
Net service revenue:			
Medicare	$230.2	$250.0	(7.9)%
Non-Medicare	172.2	169.0	1.9 %
Private duty[1]	4.1	4.4	(6.8)%
Home health net service revenue	**406.5**	**423.4**	(4.0)%
Cost of service	210.6	216.8	(2.9)%
Gross margin	*48.2 %*	*48.8 %*	
General and administrative expenses	117.5	118.1	(0.5)%
Net income attributable to noncontrolling interests	0.8	1.1	(27.3)%
Segment Adjusted EBITDA[2]	**$77.6**	**$87.4**	**(11.2)%**
% Segment Adj. EBITDA margin[2]	*19.1 %*	*20.6 %*	
Operational metrics *(actual amounts)*			
Medicare:			
Admissions	**47,182**	49,959	(5.6)%
Recertifications	**31,594**	34,291	(7.9)%
Completed episodes	**77,084**	84,791	(9.1)%
Average daily census	**20,020**	21,169	(5.4)%
Visits	**1,094,567**	1,229,789	(11.0)%
Visits per episode	**14.2**	14.5	(2.1)%
Revenue per episode	**$2,986**	$2,948	1.3%
Non-Medicare:			
Admissions	**64,952**	61,090	6.3%
Recertifications	**27,665**	28,076	(1.5)%
Average daily census	**21,661**	20,911	3.6%
Visits	**1,112,950**	1,152,615	(3.4)%
Total:			
Admissions	**112,134**	111,049	1.0%
Same-store total admissions growth			*1.0%*
Recertifications	**59,259**	62,367	(5.0)%
Same-store total recertifications growth			*(5.0)%*
Average daily census	**41,682**	42,080	(0.9)%
Visits	**2,207,517**	2,382,404	(7.3)%
Visits per episode	**13.8**	14.5	(4.8)%
Cost per visit	**$94.1**	$89.6	5.0%
Revenue per patient day	**$53.9**	$55.3	(2.5)%
Cost per patient day	**$27.9**	$28.3	(1.4)%

(1) Private duty represents long-term comprehensive hourly nursing medical care.

(2) See Appendix B for reconciliation of GAAP to Non-GAAP measures.

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Enhabit Home Health & Hospice 24 Hospice Segment Results – YTD 2025 ($ in millions) Year-To-Date '25 vs. '242025 2024 Net service revenue $119.5 $99.6 20.0 % Cost of service 55.1 49.2 12.0 % Gross margin 53.9% 50.6 % General and administrative expenses 35.1 32.0 9.7 % Net income attributable to noncontrolling interests 0.3 0.2 50.0 % Segment Adjusted EBITDA(1) $29.0 $18.2 59.3% % Segment Adj. EBITDA margin(1) 24.3% 18.3 % Operational metrics (actual amounts) Total admissions 6,414 5,920 8.3 % Same-store total admissions growth 5.7 % Patient days 702,270 628,568 11.7 % Discharged average length of stay 102 106 (3.8) % Average daily census 3,880 3,454 12.3 % Revenue per patient day $170.2 $158.5 7.4 % Cost per patient day $78.5 $78.3 0.3% (1) See Appendix B for reconciliation of GAAP to Non-GAAP measures.

Enhabit Home Health & Hospice 25 Payer Sources As a % of Revenue Second Quarter Year-To-Date Fiscal Year Consolidated 2025 2024 2025 2024 2024 Medicare 66.0% 65.7% 66.0% 66.5% 66.8% Medicare Advantage 23.9% 23.5% 23.6% 23.1% 23.0% Managed Care 8.9% 9.6% 8.9% 9.3% 9.1% Medicaid 0.7% 1.0% 0.9% 0.9% 0.9% Other 0.5% 0.2% 0.6% 0.2% 0.2% Total 100.0% 100.0% 100.0% 100.0% 100.0% Home Health Medicare 56.3% 57.9% 56.6% 59.0% 58.8% Medicare Advantage 31.0% 29.2% 30.6% 28.5% 28.8% Managed Care 11.2% 11.5% 11.1% 11.0% 11.1% Medicaid 0.9% 1.1% 1.0% 1.2% 1.1% Other 0.6% 0.3% 0.7% 0.3% 0.2% Total 100.0% 100.0% 100.0% 100.0% 100.0% Hospice Medicare 99.2% 98.2% 97.9% 98.1% 98.3% Managed Care 0.8% 1.8% 1.4% 1.9% 1.7% Medicaid —% —% 0.6% —% —% Total 100.0% 100.0% 100.0% 100.0% 100.0%

Outlook: Attractive Industry Tailwinds

Demographic Trends and Our Ability to Deliver Cost-Effective, High-Quality Care Supports Long-Term Growth

Aging Population

Number of people age 65 or older, by age group (millions)



~5% expected growth in target population over the next three years[3]
We are here
90.0
80.0
70.0
60.0
50.0
40.0
30.0
20.0
10.0
0.0
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
2020
2022
2024
2026
2028
2030
2032
2034
2036
2038
2040
65 to 74
75 to 84
85 to 94
95 or Older

Avg. age of our patients

Home health = 76 | Hospice = 83

75% of those age 50 and over want to stay in their residence as they age[4]

Cost Efficiency of Home Health Care

Post-Acute Service Sector	Annual Medicare Spending	Average Medicare Cost Per Day
Skilled Nursing Facilities (SNF)[1]	$27 billion	$556
Hospice[2]	$26 billion	$186
Home Health[3]	$16 billion	$63

10x lower cost than other care settings

Large and Growing Addressable Markets[5]



~$41bn

2028 Medicare skilled home health expenditures



~$32bn

2028 Medicare Hospice expenditures

(1) MedPAC Report to Congress as of March 2023.
(2) MedPAC Tab H Hospice December 2024
(3) MedPAC Tab G Home Health December 2024. (Calculated based on 30-day home health period.)
(4) AARP 2024 Survey.
(5) Centers for Medicare & Medicaid Services, Medicare Trustees' Report Nov 2021.

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Enhabit Home Health & Hospice 27 Appendix B

Enhabit Home Health & Hospice 28 Reconciliation of Earnings Per Share to Adjusted Diluted Earnings Per Share (actual amounts) Q2 Year-To-Date 2025 2024 2025 2024 Earnings per common share: Diluted earnings per share attributable to Enhabit, Inc. common stockholders $0.10 $— $0.45 $— Gain on sale of investment and disposal of assets(1) — — (0.29) — Unusual or nonrecurring items that are not typical of ongoing operations(2) 0.02 0.07 0.04 0.13 Provision for incomes taxes(3) 0.01 — 0.04 0.01 Adjusted diluted earnings per share(4) $0.13 $0.07 $0.23 $0.14 (1) Gain on sale of investment in 2025 resulted from the sale of Medalogix investment. (2) Unusual or nonrecurring items in the three and six months ended June 30, 2025 include costs associated with restructuring activities and severance, nonroutine litigation, and third-party legal and advisory fees related to shareholder and non-shareholder matters; in the three and six months ended June 30, 2024, they include costs associated with shareholder activism, the strategic review process and nonroutine litigation. (3) Income tax adjustments include the effect of permanent book-tax differences attributable to stock-based compensation and the effect of a calculation allowance recorded against a portion of our deferred tax assets. (4) Adjusted diluted earnings per share may not sum due to rounding.

Enhabit Home Health & Hospice 29 Reconciliation of Net Income to Adjusted EBITDA ($ in millions) Q2 Year-To-Date 2025 2024 2025 2024 Net income $5.7 $0.4 $24.1 $1.3 Interest expense and amortization of debt discounts and fees 8.7 10.9 18.1 22.0 Provision for (benefit from) income taxes 2.3 (0.1) 9.7 0.8 Depreciation and amortization 5.7 7.6 12.0 15.4 Gain on sale of investment and disposal of assets(1) — — (19.3) (0.2) Stock-based compensation 3.6 2.2 7.6 4.0 Net income attributable to noncontrolling interests (0.5) (0.6) (1.1) (1.3) Unusual or nonrecurring items that are not typical of ongoing operations(2) 1.4 4.8 2.4 8.5 Adjusted EBITDA $26.9 $25.2 $53.5 $50.5 (1) Gain on sale of investment in 2025 resulted from the sale of Medalogix investment. (2) Unusual or nonrecurring items in the three and six months ended June 30, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to shareholder and non-shareholder matters; in the three and six months ended June 30, 2024, they include costs associated with shareholder activism, the strategic review process and nonroutine litigation.

Reconciliation of Income Before Income Taxes And Noncontrolling Interests to Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin

	Q2		Year-To-Date	
($ in millions)	**2025**	**2024**	**2025**	**2024**
Income before income taxes and noncontrolling interests	$8.0	$0.3	$33.8	$2.1
Non-segment general and administrative expenses	27.8	32.9	55.5	63.4
Interest expense and amortization of debt discounts and fees	8.7	10.9	18.1	22.0
Depreciation and amortization	5.7	7.6	12.0	15.4
Gain on sale of investment[1]	—	—	(19.3)	—
Stock-based compensation	3.6	2.2	7.6	4.0
Net income attributable to noncontrolling interests	(0.5)	(0.6)	(1.1)	(1.3)
Total Segment Adjusted EBITDA	**$53.3**	**$53.3**	**$106.6**	**$105.6**

	Home Health		Hospice		Home Health		Hospice	
	Q2		Q2		Year-To-Date		Year-To-Date	
($ in millions)	2025	2024	2025	2024	2025	2024	2025	2024
Net service revenue	$205.9	$210.2	$60.2	$50.4	$406.5	$423.4	$119.5	$99.6
Labor	98.1	97.3	17.6	15.5	192.4	197.1	34.4	30.7
Supplies and pharmacy	2.4	2.3	5.4	4.7	4.8	5.1	10.6	9.3
Travel	5.2	5.5	1.2	1.2	10.3	11.1	2.4	2.3
Other cost of service	1.5	1.8	4.1	3.5	3.1	3.5	7.7	6.9
Total cost of service, excluding deprecation and amortization	107.2	106.9	28.3	24.9	210.6	216.8	55.1	49.2
General and administrative expenses	46.8	47.7	14.5	13.3	93.5	96.4	28.6	26.2
Other general and administrative expenses	12.3	10.9	3.2	3.0	24.0	21.7	6.5	5.8
Total general and administrative expenses	59.1	58.6	17.7	16.3	117.5	118.1	35.1	32.0
Net income attributable to noncontrolling interests	0.3	0.5	0.2	0.1	0.8	1.1	0.3	0.2
Segment Adjusted EBITDA	$39.3	$44.2	$14.0	$9.1	$77.6	$87.4	$29.0	$18.2
Segment Adjusted EBITDA margin[2]	*19.1 %*	*21.0 %*	*23.3 %*	*18.1 %*	*19.1 %*	*20.6 %*	*24.3 %*	*18.3 %*

(1) Gain on sale of investment in 2025 resulted from the sale of Medalogix investment.

(2) Segment Adjusted EBITDA margin is defined as the ratio of Segment Adjusted EBITDA to net service revenue.

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Enhabit Home Health & Hospice 31 Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow ($ in millions) Q2 Year-To-Date 2025 2024 2025 2024 Net cash provided by operating activities $10.6 $9.6 $28.5 $26.9 Unusual or nonrecurring items that are not typical of ongoing operations(1) 3.4 4.8 4.4 8.5 Capital expenditures for maintenance (1.9) (0.7) (2.2) (2.5) Other working capital adjustments(2) (1.1) (3.0) (1.9) (3.6) Distributions paid to noncontrolling interests of consolidated affiliates (0.1) (2.2) (1.0) (2.2) Adjusted free cash flow $10.9 $8.5 $27.8 $27.1 (1) Unusual or nonrecurring items in the three and six months ended June 30, 2025 include costs associated with restructuring activities and severance, nonroutine litigation, and third-party legal and advisory fees related to shareholder and non- shareholder matters; in the three and six months ended June 30, 2024, they include costs associated with shareholder activism, the strategic review process and nonroutine litigation. (2) For 2025 and going forward, adjusted free cash flow will exclude the cash impact of unusual and nonrecurring items from both cash income tax payments (refunds), net and working capital and other. The 2024 calculations have been conformed to the current methodology, which has an impact of $(1.9) million for both Q2 and the year to date period.

Enhabit Home Health & Hospice 32 Reconciliation of Gross Margin to Adjusted EBITDA Margin Q2 Year-To-Date 2025 2024 2025 2024 Gross margin as a percentage of revenue 49.1% 49.4% 49.5% 49.1 % General and administrative expenses (40.7) % (42.2) % (41.0) % (41.6) % Stock-based compensation 1.4% 0.9% 1.4% 0.8 % Noncontrolling interests (0.2) % (0.2) % (0.2) % (0.2) % Unusual or nonrecurring items that are not typical of ongoing operations(1) 0.5% 1.8% 0.5% 1.6 % Adjusted EBITDA margin 10.1% 9.7% 10.2% 9.7% (1) Unusual or nonrecurring items in the three and six months ended June 30, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to shareholder and non- shareholder matters; in the three and six months ended June 30, 2024, they include costs associated with shareholder activism, the strategic review process and nonroutine litigation.

Reconciliation of Net Income (Loss) to Trailing Twelve-Month Adjusted EBITDA

($ in millions)	Quarter Ended				Trailing Twelve Months Ended	
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	June 30, 2025	December 31, 2024
Net income (loss)	$(109.5)	$(45.8)	$18.4	$5.7	$(131.2)	$(154.0)
Interest expense and amortization of debt discounts and fees	10.8	10.1	9.4	8.7	39.0	42.9
Provision for (benefit from) income taxes	0.7	(5.5)	7.4	2.3	4.9	(4.0)
Depreciation and amortization	8.2	7.9	6.3	5.7	28.1	31.5
Gain on sale of investment and disposal of assets[(1)]	(0.3)	(0.2)	(19.3)	—	(19.8)	(0.7)
Impairment of goodwill	107.9	53.8	—	—	161.7	161.7
Stock-based compensation	3.8	3.9	4.0	3.6	15.3	11.7
Net income attributable to noncontrolling interests	(0.7)	(0.2)	(0.6)	(0.5)	(2.0)	(2.2)
Unusual or nonrecurring items that are not typical of ongoing operations[(2)(3)(4)(5)(6)]	3.6	1.1	1.0	1.4	7.1	13.2
Adjusted EBITDA	**$24.5**	**$25.1**	**$26.6**	**$26.9**	**$103.1**	**$100.1**

(1) Gain on sale of investment in the three months ended March 31, 2025 resulted from the sale of Medalogix investment.

(2) Unusual or nonrecurring items in the quarter ended September 30, 2024 include costs associated with shareholder activism and restructuring activities and severance.

(3) Unusual or nonrecurring items in the quarter ended December 31, 2024 include costs associated with nonroutine litigation and severance.

(4) Unusual or nonrecurring items in the quarter ended March 31, 2025 include was costs associated with restructuring activities and severance and nonroutine litigation.

(5) Unusual or nonrecurring items in the quarter ended June 30, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to shareholder and non-shareholder matters.

(6) Unusual or nonrecurring items in the year ended December 31, 2024 also include costs associated with shareholder activism, the strategic review process, nonroutine litigation, restructuring activities and severance.

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